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                                                                   EXHIBIT 11.1

                      MAUNA LOA MACADAMIA PARTNERS, L.P.
                  COMPUTATION OF NET INCOME PER CLASS A UNIT
                     (IN THOUSANDS, EXCEPT PER UNIT DATA)



                                                           1997            1996          1995
                                                         --------        -------       -------

Net income                                              $  15,581       $  3,033      $  1,192
                                                         --------        -------       -------
                                                         --------        -------       -------

Class A Unitholders' percentage of ownership                   99%            99%           99%
                                                         --------        -------       -------

Net income allocable to Class A Unitholders             $  15,425       $  3,003      $  1,180
                                                         --------        -------       -------
                                                         --------        -------       -------

Class A Units outstanding                                   7,500          7,500         7,500
                                                         --------        -------       -------
                                                         --------        -------       -------

Net income per Class A Unit                             $    2.06       $   0.40      $   0.16
                                                         --------        -------       -------
                                                         --------        -------       -------

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